UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2024

REGIS CORPORATION

(Exact name of registrant as specified in charter)

Minnesota	1-12725	41-0749934
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3701 Wayzata Boulevard

Minneapolis, MN 55416

(Address of principal executive offices and zip code)

(952) 947-7777

(Registrant’s telephone number, including area code)

(Not applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.05 per share	RGS	The Nasdaq Global Market
Rights to Purchase Series A Junior Participating Preferred Stock, $0.05 par value	RGS	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Regis Corporation

Current Report on Form 8-K

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Acquisition of Alline Membership Interests

On December 19, 2024, Regis Corporation (the “Company”) entered into a Membership Interest Purchase Agreement (“Purchase Agreement”) with Super C Group, LLC d/b/a Alline Salon Group (“Alline”), ASG Holdings, LLC (“Holdco”), and Vision Cuts, LLC, SAAW Project, LLC, and VGP II LLC (each, a “Holder” and together, the “Holders”) for the Company to acquire all membership interests of Alline from Holdco and indirectly from the Holders (the “Acquired Interests”). The transactions contemplated by the Purchase Agreement were completed on December 19, 2024.

Alline owns and operates 314 stores under the Cost Cutters, Holiday Hair, and Supercuts brand names of the Company pursuant to franchise agreements by and between certain subsidiaries of the Company and Alline for each such store. Pursuant to the Purchase Agreement, the Company has entered into a mutual termination agreement terminating all such franchise agreements.

The aggregate purchase price paid for the Acquired Interests under the Purchase Agreement at the closing of the transaction consisted of (a) $19 million in cash payable at closing, subject to certain adjustments and (b) an aggregate of 140,552 shares of the Company’s common stock, $0.05 par value per share (“Common Stock”) issued to certain individuals as set forth in the Purchase Agreement (the “Stock Recipients”) valued at $3 million (the “Stock Consideration”). The number of shares of Common Stock issued as the Stock Consideration was determined by dividing $3 million by the 30-trading day volume weighted average price of the Common Stock as reported on the Nasdaq Global Market as of and including December 17, 2024. The Stock Consideration is subject to a one-year lock-up following the Closing.

As additional post-closing consideration, Holdco is eligible to receive certain cash payments from the Company in an aggregate amount not to exceed $3 million if certain financial performance metrics are met for each of the 2025, 2026 and 2027 calendar years, pursuant to the Purchase Agreement.

The Purchase Agreement contains customary representations, warranties and covenants, including certain indemnification and confidentiality obligations and other restrictive covenants.

The foregoing description of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K.

Amendment of Financing Agreement and Related Warrant Issuance

On June 24, 2024, the Company entered into a Financing Agreement (the “Existing Financing Agreement”) among the Company, as borrower, and certain of its wholly owned subsidiaries, as guarantors (the “Guarantors”) the lender parties thereto (the “Lenders”), TCW Asset Management Company LLC as administrative and collateral agent for the lender parties (in such capacities, the “Administrative Agent”), and MidCap Financial Trust as revolving agent for the Revolving Loan Lenders (as defined in the Existing Financing Agreement) (in such capacity, the “Revolving Agent” and, together with the Administrative Agent, the “Agents”). The Existing Financing Agreement provided for a first lien senior secured credit facility consisting of term loans in the aggregate principal amount of $105 million (the “Existing Term Loan Facility”) and revolving credit commitments in the amount of $25 million.

On December 19, 2024 (the “Closing Date”), the Company, the Guarantors the Lenders and the Agents, entered into that certain Amendment No. 1 to Financing Agreement (the “Amendment”), pursuant to which the Lenders provided to the Company incremental first lien term loans in an aggregate principal amount of $15 million (the “First Amendment Term Loans”). The proceeds of the First Amendment Term Loans will be used to finance the transactions contemplated by the Purchase Agreement. The First Amendment Term Loans have been provided on the same terms, including with respect to maturity and interest rate margins, as the Existing Term Loan Facility.

In connection with the transactions contemplated by the Amendment and in consideration of the matters described therein, the Company issued warrants (each, a “Warrant” and together, the “Warrants”) to affiliates of TCW Asset Management Company LLC and Asilia Investments (each, a “Warrant Holder” and together, the “Warrant Holders”). Pursuant to the Warrants, the Warrant Holders can purchase up to an aggregate 64,372 shares of Common Stock, at an exercise price equal to $23.86 per share. The Warrants are exercisable for a seven-year period beginning December 19, 2024 (the “Issue Date”). The Warrants may also be exercised on a cashless basis if, at the time of exercise, there is no effective registration statement registering, or the prospectus therein is not available for, the issuance of the shares of Common Stock underlying the Warrants. Prior to the second anniversary of the Issue Date, the Company may call for cancellation up to an aggregate 32,186 shares of Common Stock underlying the Warrants for consideration equal to $51.13 per share; provided, that the VWAP (as defined in the Warrants) on the trading day immediately preceding the date the Company delivers a written call notice to a Warrant Holder exceeds $68.17.

In the event of any Change of Control (as defined in the Warrants), the Warrants will be deemed automatically exchanged immediately prior to the consummation of such Change in Control, for the same per share consideration paid to the holders of Common Stock to which the Warrant Holders would have been entitled upon such Change in Control had the Warrants been exercised in full immediately prior to such consummation, net of the then-applicable exercise price. The Warrants contain anti-dilution provisions customary for a transaction of this type.

In addition, in connection with the issuance of the Warrants, the Company has granted an exemption in favor of each Warrant Holder pursuant to Section 36 of the Tax Benefits Preservation Plan, dated January 29, 2024, among the Company and Equiniti Trust Company, LLC (the “Plan”), such that neither Warrant Holder was deemed to be an “Acquiring Person” (as defined in the Plan) solely in connection with (i) the issuance of the Warrants nor (ii) the acquisition of beneficial ownership of securities of the Company pursuant to the exercise of the Warrants.

The foregoing descriptions of the Amendment and the Warrants do not purport to be complete and are qualified in their entirety by reference to the Amendment or the Warrants, as applicable, each of which is attached as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K.

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

The information set forth under Item 1.01 of this Current Report is incorporated herein by reference.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The description of the Amendment set forth under Item 1.01 of this Current Report is incorporated herein by reference.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES.

The information set forth under Item 1.01 of this Current Report is incorporated herein by reference. The Common Stock issued as the Stock Consideration, the Warrants and the shares of Common Stock issuable upon the exercise of such Warrants have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be sold absent registration or an applicable exemption from the registration requirements of the Securities Act. Based in part upon the representations of the Stock Recipients and each Warrant Holder in each Warrant, the offering and sale of the Stock Consideration and each Warrant is exempt from registration under Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated under the Securities Act.

ITEM 7.01	REGULATION FD DISCLOSURE.

On December 19, 2024, the Company issued a press release announcing its entry into the Agreement and closing of the transactions contemplated by the Agreement, which is attached hereto as Exhibit 99.1 and incorporated herein by reference. The information furnished pursuant to this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and it shall not be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as expressly set forth by specific reference in such filing.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial Statements of Businesses or Funds Acquired.

The financial statements required by Item 9.01(a) of Form 8-K will be filed by an amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information.

The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by an amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(d) Exhibits.

Exhibit Number

2.1*	Membership Interest Purchase Agreement, dated December 19, 2024, by and among Regis Corporation, Super C Group, LLC d/b/a Alline Salon Group, ASG Holdings, LLC, Vision Cuts, LLC, SAAW Project, LLC, and VGP II LLC.

10.1	First Amendment to Financing Agreement, among Regis Corporation, the Lenders party thereto, TCW Asset Management Company LLC as administrative and collateral agent, and MidCap Financial Trust as Revolving Agent.

10.2	Form of Warrant.

99.1	Press Release, dated December 19, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally to the SEC a copy of any omitted schedule or exhibit upon request.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGIS CORPORATION

Dated: December 19, 2024	By:	/s/ Kersten D. Zupfer
Kersten D. Zupfer
Executive Vice President and Chief Financial Officer